Exhibit 10.5

TERADYNE, INC. 2006 EQUITY AND CASH COMPENSATION INCENTIVE PLAN

NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT AND TERMS

Name	Employee ID:
Division: Supervisor: Location:

In granting restricted stock units, Teradyne seeks to provide employees with incentive to help drive the company’s future success and to share in the economic benefits of that success. We all look forward to your contributions to that effort.

In recognition of your contributions to Teradyne, you have been granted an award consisting of the right to receive a target of XX shares of Teradyne common stock (“Target Performance-Based Shares”), which final number of shares shall be determined by the Committee or Teradyne’s Board of Directors and based upon achieving certain Performance Criteria over time (“Actual Performance- Based Shares”). This grant was approved effective                          , 200x (the “Effective Date”).

This award is subject to the Restricted Stock Unit Terms attached hereto and the terms of the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan (the “Plan”). The shares covered by this award will be delivered pursuant to certain Performance Criteria as described in and subject to the vesting conditions of the Restricted Stock Unit Terms.

The Plan prospectus, consisting of a “Participant Information” document that summarizes the Plan and the complete Plan, is available on “In-Site,” Teradyne’s internal Web site. To access the information, go to http://www.corp.teradyne.com/InSite/benefits/EquityCompensation-OptionsandRSUs.html and click the “Stock plan documents” link.

Please note that printed versions of the Plan prospectus documents are available to you, at no charge, upon request to James P. Dawson, Teradyne, Inc., 600 Riverpark Drive, North Reading, MA 01864, (978) 370-2112.

TERADYNE, INC.

Eileen Casal
V.P., General Counsel and Secretary

(2008 Performance-based RSU)

Grant #XX

Form of Executive Officer Performance-based RSU Grant Agreement (2006 Plan)

RESTRICTED STOCK UNIT TERMS

This award is governed by and subject to Teradyne’s 2006 Equity and Cash Compensation Incentive Plan (the “Plan”), which, together with the following provisions, controls the meaning of terms and the rights of the recipient. Capitalized and defined terms used and not defined below will have the meaning set forth in the Plan. In the event of any inconsistencies or differences between the Plan and these terms, the Plan shall prevail.

1. Award Grant, Vesting and Transfer

(a) Payment of par value. Teradyne hereby grants to the recipient the right to receive up to that number of shares of Teradyne common stock as is set forth on the Notice of Restricted Stock Unit Grant attached hereto. When the underlying shares of Teradyne common stock are issued to the recipient, par value will be deemed paid by the recipient for each share by past services rendered by the recipient.

(b) Vesting of Award. None of this grant will be vested on the Effective Date. The number of Actual Performance-Based Shares that will be allowed to vest is uncertain at the time of the grant but is expected to be determined near the three-year anniversary of the grant, based on the determination by the Committee or Teradyne’s Board of Directors of the Performance Percentage. The “Performance Percentage” is a percentage ranging from 0-200% determined using criteria similar to that which was used over the prior three years to determine the annual variable compensation payout. The Performance Percentage shall be multiplied against the Target Performance-Based Shares granted to derive the number of Actual Performance-Based Shares which will vest on the third year anniversary of the Effective Date. The portion of the grant that is not allowed to vest on the third year anniversary will be forfeited. Subject to the terms of the Plan, the Committee shall have the right to accelerate the date that any installment of this award becomes vested in the event of disability, death, retirement or upon the acquisition of control of Teradyne by another entity.

(c) This award will not vest further after termination of employment or other business relationship except in limited certain circumstances. This award will not vest after the recipient’s employment or other business relationship ends, regardless of the reason, provided, however, that if the recipient’s employment or other business relationship with Teradyne ends on account of disability, that portion of this award which would have vested under the applicable rule stated in (b) above shall continue to vest for a period of thirty (30) months following his or her termination of employment or business relationship on account of disability.

Employment or another business relationship shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness or military obligations) provided that the period of such leave does not exceed 90 days or, in the case of an employee, if longer, any period during which the employee’s right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment or other business relationship, provided that such written approval contractually obligates the Company to continue the employment or other business relationship of the recipient after the approved period of absence.

(d) No rights as stockholder; Issuance. The recipient shall not have any right in, to or with respect to any shares which may be covered by this award (including but not limited to the right to vote or to receive dividends) until the award is settled by issuance of shares to the recipient. All vested shares issued in respect of this award will be transferred or issued to the recipient (or his or her estate, in the event of his or her death) promptly after the date they vest but in any event within 2 1/2 months following the calendar year in which they become vested (or any earlier date, after vesting, required to avoid characterization as non-qualified deferred compensation under Section 409A of the Code). Teradyne will not be required to transfer or issue any vested shares until arrangements satisfactory to it have been made to address any income, withholding and employment tax requirements which might arise by reason of the vesting and transfer or issuance of shares.

(e) This award may not be assigned or transferred. Other than as provided in Section 11(a) of the Plan, this award is not assignable or transferable (except by will or the laws of descent and distribution).

Form of Executive Officer Performance-based RSU Grant Agreement (2006 Plan)

2. Capital Changes and Business Succession. Section 3(c) of the Plan, contains provisions for adjusting (or substituting) the number, vesting schedule, exercise, price and other terms of outstanding stock-based Awards under the Plan if a recapitalization, stock split, merger, or other specified event occurs, and a Committee of the Board of Directors determines that an adjustment (or substitution) is appropriate. In that event, the recipient of the award will be notified of the adjustment (or substitution), if any.

3. Employment or Business Relationship. Granting this award does not imply any right of continued employment or business relationship by the Company , and does not affect the right of the recipient or the Company to terminate employment or a business relationship at any time.

4. Retirement. Upon the recipient’s retirement from the Company, the number of Actual Performance-Based Shares shall be determined in accordance with rules established by the Committee.

5. Stock Registration. Shares to be issued under this award are currently registered under the Securities Act of 1933, as amended. If such registration is not in effect at the time of vesting, the recipient will be required to represent to the Company that he or she is acquiring such shares as an investment and not with a view to the sale of those shares.

6. Term. This Agreement will terminate on                          , 20xx.

Form of Executive Officer Performance-based RSU Grant Agreement (2006 Plan)